Exhibit 99.1
Keros Therapeutics Reports Recent Business Highlights and First Quarter 2021 Financial Results

Lexington, Massachusetts – May 6, 2021 – Keros Therapeutics, Inc. (“Keros” or the “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematological and musculoskeletal disorders with high unmet medical need, today provided a business update and reported financial results for the quarter ended March 31, 2021.

“As we maintain hope that the world has begun to turn the corner on the ongoing COVID-19 pandemic, we look forward to the upcoming year for Keros. The first quarter of 2021 provided a strong start, both operationally and from a financial position,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer. “We are continuing to enroll patients for our open-label Phase 2 clinical trial of KER-050 in patients with myelodysplastic syndromes, and we remain on track to report the initial data from Part 1 of that trial in mid-2021. We are also progressing towards the expected initiation of three additional Phase 2 clinical trials this year, one evaluating KER-050 and two evaluating KER-047, and are generating exciting preclinical data to both support our clinical efforts and expand our early pipeline.”

Recent Highlights:

•KER-012 for the treatment of disorders associated with bone loss and for the treatment of pulmonary arterial hypertension
◦Keros will present data from a preclinical study of a research form of KER-012 on pulmonary and ventricular dysfunction in an established model of pulmonary arterial hypertension at the American Thoracic Society International Conference, to be held virtually May 14-19, 2021.

First Quarter 2021 Financial Results

Keros reported a net loss of $15.9 million in the first quarter of 2021 as compared to a net loss of $11.9 million in the first quarter of 2020. The increase in net loss for the first quarter was largely due to increased research and development efforts as well as the infrastructure to support operations as a publicly traded company.

Research and development expenses were $11.5 million for the first quarter of 2021 as compared to $8.5 million for the same period in 2020. The increase of $3.0 million was primarily due to additional preclinical and manufacturing activities related to KER-012, as well as an increase in personnel expenses, including additional share-based compensation cost, to support the advancement of our pipeline.

General and administrative expenses were $4.3 million for the first quarter of 2021 as compared to $2.0 million for the same period in 2020. The increase of $2.3 million was primarily due to increase in personnel expenses, which includes share-based compensation cost, to support Keros' organizational growth as well as expenses related to our directors and officers insurance.

Keros’ cash and cash equivalents as of March 31, 2021 was $255.2 million compared to $265.9 million as of December 31, 2020. Keros expects that the cash and cash equivalents it had on hand at March 31, 2021 will fund its operating expenses and capital expenditure requirements into the fourth quarter of 2023.

About Keros Therapeutics, Inc.

Keros is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from hematologic and musculoskeletal disorders with high unmet medical need. Keros is a leader in understanding the role of the Transforming

Growth Factor-Beta family of proteins, which are master regulators of red blood cell and platelet production as well as of the growth, repair and maintenance of muscle and bone. Keros’ lead protein therapeutic product candidate, KER-050, is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with myelodysplastic syndromes and in patients with myelofibrosis. Keros’ lead small molecule product candidate, KER-047, is being developed for the treatment of anemia resulting from iron imbalance, as well as for the treatment of fibrodysplasia ossificans progressiva. Keros’ third product candidate, KER-012, is being developed for the treatment of disorders associated with bone loss, such as osteoporosis and osteogenesis imperfecta, and for the treatment of pulmonary arterial hypertension.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as "anticipates," "believes," "expects," "intends," “plans,” “potential,” "projects,” “would” and "future" or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and timing of its preclinical studies and clinical trials for KER-050 and KER-047; the potential impact of COVID-19 on Keros’ ongoing and planned preclinical studies, clinical trials, business and operations; Keros’ plans to present preclinical data at an upcoming conference; and Keros’ expected cash runway. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its lead product candidates, KER-050 and KER-047; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies; and risks relating to the impact on Keros' business of the COVID-19 pandemic or similar public health crises.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K, filed with the SEC on March 25, 2021, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Julia Balanova
jbalanova@soleburytrout.com
646-378-2936

KEROS THERAPEUTICS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2021	2020
OPERATING EXPENSES:
Research and development	(11,495)	(8,527)
General and administrative	(4,274)	(1,977)
Total operating expenses	(15,769)	(10,504)
LOSS FROM OPERATIONS	(15,769)	(10,504)
OTHER EXPENSE, NET
Interest expense, net	(1)	(2)
Change in fair value of preferred stock tranche obligation	—	(1,490)
Other expense, net	(65)	(68)
Total other expense, net	(66)	(1,560)
Loss before income taxes	(15,835)	(12,064)
Income tax (provision) benefit	(50)	172
Net loss	$(15,885)	$(11,892)
Net loss attributable to common stockholders—basic and diluted	$(15,885)	$(12,698)
Net loss per share attributable to common stockholders—basic and diluted	$(0.68)	$(5.11)
Weighted-average common stock outstanding—basic and diluted	23,229,794	2,484,057

KEROS THERAPEUTICS, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	MARCH 31, 2021	DECEMBER 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$255,203	$265,876
Prepaid expenses and other current assets	779	1,850
Total current assets	255,982	267,726
Operating lease right-of-use assets	779	878
Property and equipment, net	854	724
Restricted cash	115	115
TOTAL ASSETS	257,730	269,443
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	3,008	2,149
Current portion of operating lease liabilities	436	423
Accrued expenses and other current liabilities	5,506	4,612
Total current liabilities	8,950	7,184
Operating lease liabilities, net of current portion	361	476
Other liabilities	47	62
Total liabilities	9,358	7,722
STOCKHOLDERS' EQUITY:
Common stock, par value of $0.0001 per share; 200,000,000 authorized as of March 31, 2021 and December 31, 2020, respectively; 23,271,494 and 23,192,866 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2	2
Additional paid-in capital	329,266	326,730
Accumulated deficit	(80,896)	(65,011)
Total stockholders' equity	248,372	261,721
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	257,730	269,443